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                                    EXHIBIT I

ITEM 3

     (b)   X   Bank as defined in Section 3(a)(b) of the Act
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               Chancellor LGT Trust Company

     (c)   X   Investment Adviser registered under Section 203 of the Investment
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Advisers Act of 1940.

               Chancellor LGT Asset Management, Inc.